UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

Filed by Registrant ☑                                           Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DEUTSCHE HIGH INCOME TRUST

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

DEUTSCHE HIGH INCOME TRUST
345 PARK AVENUE
NEW YORK, NEW YORK 10154
________________

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 30, 2015
________________

This is the formal notice for a special shareholder meeting for shareholders of Deutsche High Income Trust (the “Fund”). It tells you the proposal that will be voted on and the time and place of the special meeting, in the event you choose to attend in person.

To the shareholders of the Fund:

A special meeting of the shareholders of the Fund will be held June 30, 2015 at 3:00 p.m. (Eastern time), at the offices of Deutsche Asset & Wealth Management, 345 Park Avenue, New York, New York 10154 (the “Meeting”), to consider the following proposal (the “Proposal”):

PROPOSAL:

To approve converting the Fund from a closed-end investment company to an open-end investment company and authorizing certain related amendments to the Fund’s Amended and Restated Agreement and Declaration of Trust.

The individuals named as proxies will vote in their discretion on any other business that properly may come before the Meeting or any adjournments or postponements thereof.

Holders of record of shares of the Fund at the close of business on April 28, 2015 are entitled to vote at the Meeting and at any adjournments or postponements thereof.

THE BOARD OF THE FUND RECOMMENDS THAT YOU VOTE AGAINST THE PROPOSAL.

The chairman of the Meeting may adjourn the Meeting without further notice with respect to the matter to be considered at the Meeting whether or not a quorum is present with respect to such matter.  In addition, upon motion of the chairman of the Meeting, the question of adjournment may be submitted to a vote of the shareholders, and in that case, any adjournment with respect to the matter must be approved by the vote of holders of a majority of the shares present and entitled to vote with respect to the matter adjourned, and without further notice.  Unless a proxy is otherwise limited in this regard, the persons named as proxies may, at their discretion, vote those proxies in favor of such adjournment.

This notice and the related proxy material are being mailed to shareholders on or about __________, 2015. This proxy is being solicited on behalf of the Fund’s Board.

By Order of the Board

John Millette
Secretary

______________, 2015

We urge you to mark, sign, date and mail the enclosed proxy card in the postage-paid envelope provided or to record your voting instructions by telephone or via the Internet so that you will be represented at the Meeting. If you complete and sign the proxy card (or tell us how you want to vote by voting by telephone or via the Internet), we will vote it exactly as you tell us. If you simply sign the proxy card, we will vote it in accordance with the Board’s recommendation on the Proposal. Your prompt return of the enclosed proxy card (or your voting by telephone or via the Internet) may save the necessity and expense of further solicitations. If you have any questions, please call Georgeson Inc., the Fund’s proxy solicitor, at the special toll-free number we have set up for you (866-785-7395), or contact your financial advisor.

INSTRUCTIONS FOR SIGNING PROXY CARDS

The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

1.	Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

2.	Joint Accounts: Both parties should sign, and the name(s) of the party or parties signing should conform exactly to the name(s) shown in the registration on the proxy card.

3.	All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Registration	Valid Signature
Corporate Accounts
(1) ABC Corp	ABC Corp John Doe, Treasurer

(2) ABC Corp.	John Doe, Treasurer

(3) ABC Corp. c/o John Doe, Treasurer	John Doe

(4) ABC Corp. Profit Sharing Plan	John Doe, Trustee

Partnership Accounts
(1) The XYZ Partnership	Jane B. Smith, Partner

(2) Smith and Jones, Limited Partnership	Jane B. Smith, General Partner

Trust Accounts
(1) ABC Trust Account	Jane B. Doe, Trustee

(2) Jane B. Doe, Trustee u/t/d 12/28/78	Jane B. Doe

Custodial or Estate Accounts
(1) John B. Smith, Cust. F/b/o John B. Smith Jr.	John B. Smith

GMA/UTMA
(2) Estate of John B. Smith	John B. Smith, Jr., Executor

PROXY STATEMENT
FOR THE SPECIAL MEETING OF SHAREHOLDERS

_____________, 2015

GENERAL

Important Notice Regarding the Availability of Proxy Materials for the Special Shareholder Meeting to Be Held on June 30, 2015:

The proxy statement is available at www.proxy-direct.com/dws-26730.

This proxy statement (the “Proxy Statement”) is being furnished in connection with the solicitation of proxies by the Board of Deutsche High Income Trust (the “Fund”) for the Special Meeting of Shareholders to be held at the offices of Deutsche Asset & Wealth Management, 345 Park Avenue, New York, New York 10154 on June 30, 2015 at 3:00 p.m. (Eastern time), and at any and all adjournments or postponements thereof (the “Meeting”), at which shareholders will be asked to consider the proposal set forth below (the “Proposal”). The principal executive address of the Fund is 345 Park Avenue, New York, New York 10154.

This Proxy Statement, along with the enclosed Notice of Special Meeting of Shareholders and the accompanying proxy card (the “Proxy Card”), is being mailed to shareholders on or about ___________, 2015. It explains what you should know before voting on the Proposal described herein. Please read it carefully and keep it for future reference.

In the description of the Proposal below, the word “fund” sometimes is used to mean an investment company or series thereof in general, and not the Fund whose shareholders are solicited by this Proxy Statement. The term “Board,” as used herein, refers to the Board of Trustees of the Fund. The term “Board Member,” as used herein, refers to a person who serves as a trustee of the Fund (a “Trustee”).

The Meeting is being held to consider and to vote on the following Proposal for the Fund, as indicated below and as described more fully herein, and such other matters as properly may come before the Meeting:

PROPOSAL:

To approve converting the Fund from a closed-end investment company to an open-end investment company and authorizing certain related amendments to the Fund’s Amended and Restated Agreement and Declaration of Trust.

THE BOARD OF THE FUND RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THE PROPOSAL.

The vote required to approve the Proposal is described under “Additional Information — Quorum and Required Vote.”

The appointed proxies will vote in their discretion on any other business that properly may come before the Meeting.

The most recent Annual Report of the Fund, containing audited financial statements for the most recent fiscal year, and the most recent Semiannual Report of the Fund (each, a “Report”), previously have been furnished to the Fund’s shareholders. An additional copy of each Report will be furnished without charge upon request by writing to the  Fund at 345 Park Avenue, New York, New York 10154, or by calling 1-800-728-3337. Reports also are available on the Deutsche Funds website at www.deutschefunds.com or at the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov.

PROPOSAL: CONVERSION OF THE FUND FROM A CLOSED-END INVESTMENT COMPANY TO AN
OPEN-END INVESTMENT COMPANY AND AUTHORIZATION OF CERTAIN RELATED AMENDMENTS
TO THE FUND’S AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

The Board recommends that you vote AGAINST converting the Fund to an open-end investment company and authorizing certain related amendments to the Fund’s Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”).

Background and Summary. The Fund is registered as a closed-end management investment company under the 1940 Act and has operated as a closed-end fund since its inception in 1988.

The Declaration of Trust provides that, commencing on January 1, 1993, and in each year thereafter, if the shares of the Fund have traded on the NYSE at an average discount from net asset value of more than 10%, determined on the basis of the discount as of the end of the last trading day in each week during the period of 12 calendar weeks preceding the beginning of each such year, the Board will submit a proposal to convert the Fund from a closed-end management investment company to an open-end management investment company, including the authorization of certain related amendments to the Declaration of Trust, to the vote of shareholders at the next succeeding meeting of shareholders or within six months after the beginning of the year, if sooner. From October 10, 2014 to December 26, 2014 (the “Measurement Period”), the Fund’s shares traded on the NYSE at prices ranging from 8.90% below net asset value to 11.44% below net asset value, with an average discount from net asset value during the Measurement Period of 10.16%. Therefore, a proposal to convert the Fund from a closed-end fund to an open-end fund and to authorize certain related amendments to the Declaration of Trust is being submitted at the Meeting in accordance with the requirement of the Declaration of Trust. For more information about the Fund’s average annual discount, see Appendix A.

The Board met in January and March, 2015 to consider this proposal. At the March 2015 meeting, the Board concluded that it was in the best interests of the Fund that the Fund remain a closed-end fund and recommended that shareholders vote against the proposal to convert the Fund to an open-end fund and to authorize certain related amendments to the Declaration of Trust.

Differences Between Open-End and Closed-End Funds. Closed-end funds generally do not redeem their outstanding shares or engage in the continuous sale of new shares. Thus, persons wishing to buy or sell closed-end fund shares generally must do so through a broker-dealer in securities markets and pay or receive the prevailing market price, which may be more (a premium) or less (a discount) than the net asset value of the closed-end fund’s shares.

Open-end funds issue shares that can be redeemed or sold back to the fund generally at the shares’ net asset value (less any applicable redemption fee or contingent deferred sales charge). Moreover, open-end funds issue new shares at the fund’s offering price which is net asset value per share plus any applicable sales charge. Since open-end funds must be ready to redeem their shares on a daily basis, open-end funds may not be as fully invested as closed-end funds, which may affect performance.

For a more detailed description of these and other differences between open-end and closed-end funds, please see Appendix B.

The Board’s Considerations Relating to the Proposal. The Board reviewed detailed information concerning the advantages and disadvantages of closed-end funds and open-end funds, the Fund’s performance as a closed-end fund, the historical relationship between the market price of its shares and their net asset value and the possible effects of conversion on the Fund.  The Board also considered other alternatives for the Fund, including a tender offer, conversion to an interval structure, a managed distribution policy, a merger into another Deutsche or non-Deutsche closed-end or open-end fund and liquidation.

The Board considered the recommendation of Deutsche Investment Management Americas Inc. (the “Advisor”), the Fund’s investment advisor, that the Fund remain a closed-end fund at this time. The Board considered that the Advisor was recommending against conversion because: (1) the Advisor believes that shareholders benefit from the Fund’s closed-end structure; (2) the Advisor does not believe exceeding the 10% discount trigger during the Measurement Period is necessarily inconsistent with the Fund’s overall objective of seeking high current income, and is not a reason to take the drastic action of converting the Fund to an open-end fund; (3) the Fund’s discount has narrowed since the end of the Measurement Period, and as of March 31, 2015 was at -9.48%; and (4) pursuant to the Fund’s stock repurchase program, the Advisor has the ability to repurchase shares of the Fund (as described below) should the Fund begin again to trade at a material discount to net asset value.

With respect to the benefits of the closed-end fund structure, the Board considered the following specific benefits noted by the Advisor associated with investing in a closed-end fund: (i) the investment flexibility to not sell portfolio securities in a declining market to meet shareholder redemptions which allows a fund to remain fully invested; (ii) the potential for gaining additional income through a leveraged structure; (iii) providing investors who buy shares at a discount the opportunity to enhance their overall investment return if the discount narrows; and (iv) the ability to buy and sell fund shares on an exchange at any time during the trading day. The Board also noted that shareholders of the Fund had specifically chosen the closed-end fund structure, and for the entirety of the Fund’s life there was a comparable Deutsche open-end fund available.

Finally, given the fundamental changes in how the Fund would be required to operate, the Board considered that converting the Fund to an open-end fund would not be in the best interest of most long-term shareholders.  With net assets of approximately $151 million as of December 31, 2014, after estimated post-conversion redemptions the Fund may not be viable as a stand-alone open-end fund going forward. The Board considered that there may not be enough demand in the market at this time for a new, small open-end fixed-income fund to make up for such loss of assets. In addition, the Board considered that the Fund’s performance and distribution yield would likely be negatively impacted by a conversion to an open-end fund because the Fund would no longer use leverage and would not be fully invested due to the need to meet redemptions on a daily basis.  De-levering as a result of a conversion to an open-end fund may also cause the Fund to sell securities at times and/or prices not favorable to the Fund which could also impact performance and increase the costs of the Fund.

Based on all the information considered, the Board determined that converting the Fund from a closed-end investment company to an open-end investment company was not in the best interests of the Fund.

Open Market Share Repurchase Program. The Board has authorized the Fund to effect periodic repurchases of its outstanding shares in the open market from time to time when the Fund’s shares trade at a discount to their net asset value.  On July 9, 2014, the Fund announced that the Board had extended the Fund’s existing open market share repurchase program for an additional 16 month period.  The Fund may continue to purchase outstanding shares of common stock in open-market transactions until November 30, 2015, when the Fund’s shares trade at a discount to the asset value.  The Advisor believes that the buy-back program provides buying demand for the Fund’s stock, which, in turn, may reduce the discount, and may increase the market liquidity for Fund shares.

Amendments to the Fund’s Declaration of Trust. If shareholders approve the Proposal, the Declaration of Trust would be amended to authorize the issuance of redeemable securities at net asset value (as defined), and to provide that its outstanding shares would be redeemable at the option of the shareholders. In addition, certain other changes would be made consistent with the operation of an open-end investment company. Specifically, the Declaration of Trust would be amended to authorize the issuance of additional series of shares and classes thereof from time to time as the Board in its discretion may determine. Each series would have its own investment objective, policies and restrictions and shares of each series would represent interests in separate investment portfolios, each of which would be accounted for separately on the books of the Fund with respect to income, earnings, profits, proceeds, assets and liabilities attributable to that series. Shares of each series would be entitled to vote separately to approve investment advisory agreements, changes in fundamental investment restrictions and distribution plans; but shares of all series would vote together on the election of Board Members. Classes of a series would have such preferences or special or relative rights and privileges as the Board may determine, and each class would vote separately on issues that relate exclusively to that class. The Board has no present intent to authorize additional series of shares of the Fund if the shareholders vote to convert the Fund to an open-end fund. The amended Declaration of Trust would also authorize the Board to cause all the shares in a shareholder account to be redeemed if the value of the shares in the account were less than a minimum amount established by the Board. Certain technical and non-material changes would also be made. The Board would also make any necessary changes to the Fund’s By-Laws.

Additional Measures to be Adopted if the Fund Became an Open-End Fund. If the shareholders vote to convert the Fund to an open-end fund and authorize certain related amendments to the Declaration of Trust, the Board would take the following additional actions:

1. Underwriting and Distribution. If the shareholders were to vote to convert the Fund to an open-end fund, the Board would consider whether to select a principal underwriter of the shares of the Fund, which underwriter could be DeAWM Distributors, Inc. (“DDI”), an affiliate of the Advisor and the principal underwriter for the Deutsche funds. In that event, the shares could be offered and sold directly by DDI itself and by any other broker-dealers who entered into selling agreements with DDI, although there is no assurance that DDI or any such other broker-dealer firms would be able to generate sufficient sales of Fund shares to offset redemptions, particularly in the initial months following conversion.

2. Redemptions in Kind. The Board reserves the right to meet redemptions following the Fund’s conversion to an open-end fund by delivering Fund portfolio securities to the redeeming shareholder (“redemption in kind”), rather than paying cash, to the extent that a shareholder’s redemptions during any 90-day period exceed the lesser of $250,000 or 1% of the net assets of the Fund at the beginning of such period. Redemptions in kind would shift the cost of liquidating the portfolio securities from the Fund to the redeeming shareholder and, to the extent appreciated securities were delivered, would avoid the recognition of capital gains by the Fund.

3. Timing. If the shareholders were to vote to convert the Fund to an open-end fund, a number of steps would be necessary to implement the conversion, including the preparation, filing and effectiveness of a registration statement under the Securities Act of 1933 covering the offering of the Fund’s shares and the negotiation and execution of a new or amended agreement with its transfer agent. The Board may consider whether it is appropriate to impose a redemption fee on Fund shares redeemed or exchanged following the effective date of the conversion of the Fund to an open-end fund. It is anticipated that a period of approximately six to nine months would be necessary to effect the conversion.

Other. In the event that shareholders of the Fund approve converting the Fund from a closed-end fund to an open-end fund, the Board may take such additional actions as it deems in the best interests of the Fund. Such actions may include further amending the Fund’s governance documents (Declaration of Trust and By-Laws) and investment management agreement, which could result in additional proxy solicitations and additional costs to the Fund.

Required Vote

The conversion of the Fund to an open-end fund and authorization of certain related amendments to the Declaration of Trust requires the affirmative vote of shareholders entitled to vote more than 50% of the votes entitled to be cast on the matter.

Recommendation of the Board

The Board of the Fund believes that converting the Fund to an open-end fund is not in the best interests of the Fund. Accordingly, the Board unanimously recommends that shareholders vote AGAINST converting the Fund from a closed-end investment company to an open-end investment company and authorizing certain related amendments to the Fund’s Declaration of Trust as set forth in the  Proposal.

ADDITIONAL INFORMATION

Proxy Costs. The Fund will pay the costs of preparing, printing and mailing the enclosed Proxy Card and Proxy Statement and all other costs incurred in connection with the solicitation of proxies, including any additional solicitation made by letter, telephone or telegraph for the Fund. In addition to solicitation by mail, certain officers and representatives of the Fund, officers and employees of the Advisor and certain financial services firms and their representatives, who will receive no extra compensation for their services, may solicit proxies electronically, by telephone, by telegram or personally. Proxies that are obtained telephonically or electronically will be recorded in accordance with the procedures believed by the Fund to be reasonably designed to ensure that both the identity of the shareholder casting the vote and the voting instructions of the shareholder are accurately determined.

If a shareholder wishes to participate in the Meeting, but does not wish to give a proxy by telephone or electronically, the shareholder may still submit the proxy card(s) originally sent with this Proxy Statement or attend in person. Should shareholders require additional information regarding the proxy or replacement proxy card(s), they may call Georgeson Inc. at 866-785-7395. Any proxy given by a shareholder is revocable until voted at the Meeting.

Quorum and Required Vote. Proxies are being solicited from the Fund’s shareholders by the Fund’s Board for the Meeting. Unless revoked, all valid proxies will be voted in accordance with the specification thereon or, in the absence of specification, AGAINST converting the Fund into an open-end investment company and authorizing certain related amendments to the Fund’s Declaration of Trust, and as the persons named in the proxy determine on such other business as may come before the Meeting. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Fund or in person at the time of the Meeting. The presence in person or by proxy at the Meeting of shareholders entitled to vote at least 30% of all votes entitled to be cast at the Meeting constitutes a quorum for the Meeting. Thus, the meeting for the Fund could not take place on its scheduled date if less than 30% of the shares of the

Fund were represented. The chairman of the Meeting may adjourn the Meeting without further notice with respect to the matter to be considered at the Meeting whether or not a quorum is present with respect to such matter.  In addition, upon motion of the chairman of the Meeting, the question of adjournment may be submitted to a vote of the shareholders, and in that case, any adjournment with respect to the matter must be approved by the vote of holders of a majority of the shares present and entitled to vote with respect to the matter adjourned, and without further notice.  Unless a proxy is otherwise limited in this regard, the persons named as proxies may, at their discretion, vote those proxies in favor of such adjournment.  Adjournment will subject the Fund to additional expenses. For purposes of determining the presence of a quorum for transacting business at the Meeting, all shares present and entitled to vote, including abstentions and “broker non-votes,” shall be counted. Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee has not received instructions from the beneficial owner or other persons entitled to vote. Accordingly, shareholders are urged to forward their voting instructions promptly.

Each whole share is entitled to one vote and each fractional share is entitled to a proportionate fractional vote. Conversion of the Fund into an open-end investment company and authorization of certain related amendments to the Fund’s Declaration of Trust, requires the affirmative vote of shareholders entitled to vote more than 50% of the votes entitled to be cast on the matter. Abstentions and broker non-votes will have the effect of a vote against the Proposal.

Record Date and Method of Tabulation. Shareholders of record at the close of business on April 28, 2015 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting. As of the Record Date, shares of the Fund were issued and outstanding as follows:

Deutsche High Income Trust ...................... 15,604,975.90 shares

Votes cast by proxy or in person at the Meeting will be counted by persons appointed by the Fund as tellers for the Meeting.

The tabulator will count shares represented by proxies that reflect “broker non-votes” (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote, and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. “Broker non-votes” will have the effect of a vote against the Proposal.

Deutsche Bank Voting. Deutsche Bank Trust Company Americas (“Deutsche Bank Trust”) will vote any shares in accounts as to which Deutsche Bank Trust has voting authority, and shares in any other accounts as to which Deutsche Bank Trust is the agent of record, which are not otherwise represented in person or by proxy at the Meeting. Deutsche Bank Trust will vote shares of the Fund over which it has investment discretion in accord with its fiduciary and other legal obligations, and in its discretion may consult with the beneficial owners or other fiduciaries. Deutsche Bank Trust will vote shares of the Fund for which it is the owner of record but does not have investment discretion, which are not otherwise represented in person or by proxy at the Meeting, in the same proportion as the votes cast by holders of all shares in the Fund otherwise represented at the Meeting. This practice is commonly referred to as “mirror” or “echo” voting. Deutsche Bank Trust and its affiliates will vote any shares held in proprietary accounts in accordance with their voting procedures.

Share Ownership. As of April 28, 2015, the Fund knows of no person who owns more than 5% of any of the outstanding shares of a class of the Fund, except as noted below. Collectively, the Board Members and executive officers of the Fund own less than 1% of such Fund’s outstanding shares. The number of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.

Shareholder Name and Address	Amount of Shares Owned	Percentage of Class Owned
First Trust Portfolios L.P.(1) 120 East Liberty Drive, Suite 400 Wheaton, IL 60187	1,732,243	11.10%
Saba Capital Management, L.P.(2) 405 Lexington Avenue, 58th Floor New York, NY 10174	1,491,434	9.56%
(1)
This information, including the number of shares owned (but not the percent) is based exclusively on information provided by such entity on Schedule 13G/A filed with the SEC with respect to the Fund on January 30, 2015.

(2)
This information, including the number of shares owned (but not the percent) is based exclusively on information provided by such entity on Schedule 13D filed with the SEC with respect to the Fund on April 27, 2015.

Solicitation of Proxies. In addition to solicitations made by mail, solicitations also may be made by telephone, through the Internet or in person by officers or employees of the Fund and by certain financial services firms and their representatives, who will receive no extra compensation for their services.  Georgeson Inc. has been engaged to assist in the solicitation of proxies for the Fund at an estimated cost of $1,500, plus reimbursement of out-of-pocket expenses.

However, the exact cost will depend on the amount and types of services rendered. If the Fund records votes by telephone or through the Internet, they will use procedures designed to authenticate shareholders’ identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions and to allow shareholders to confirm that their instructions have been recorded properly.

Please see the instructions on your Proxy Card for telephone touch-tone voting and Internet voting. Shareholders will have an opportunity to review their voting instructions and to make any necessary changes before submitting their voting instructions and terminating their telephone call or Internet link. Shareholders who vote through the Internet, in addition to confirming their voting instructions prior to submission, may elect to receive an e-mail confirming their instructions upon request.

If a shareholder wishes to participate in the Meeting, but does not wish to give a proxy by telephone or via the Internet, the shareholder still may submit the Proxy Card originally sent with the Proxy Statement or attend the Meeting in person. Should shareholders require additional information regarding the proxy or a replacement Proxy Card or attending the Meeting in person, they may contact Georgeson Inc. toll-free at 866-785-7395. Any proxy given by a shareholder is revocable until voted at the Meeting.

As the Meeting date approaches, certain shareholders of a Fund may receive a telephone call from a representative of Georgeson Inc. if their votes have not yet been received.

Persons holding shares as nominees will, upon request, be reimbursed for their reasonable expenses in soliciting instructions from their principals. Except as noted above, the Fund will pay the costs of solicitation, including (a) the printing and mailing of this Proxy Statement and the accompanying materials, (b) the reimbursement of brokerage firms and others for their expenses in forwarding solicitation materials to the beneficial owners of the Fund’s shares, (c) payment to Georgeson Inc. for its services in soliciting proxies and (d) supplementary solicitations to submit proxies.

One proxy statement may be delivered to two or more shareholders of the Fund who share an address, unless the Fund has received instructions to the contrary. To request a separate copy of the proxy statement, which will be delivered promptly upon written or oral request, or for instructions as to how to request a single copy if multiple copies are received, shareholders should call 800-728-3337 or write to the Fund at 345 Park Avenue, New York, New York 10154.

Revocation of Proxies. Proxies, including proxies given by telephone or via the Internet, may be revoked at any time before they are voted either (i) by a written revocation received by the Secretary of the Fund at One Beacon Street, Boston, MA 02108, (ii) by properly submitting a later-dated Proxy Card that is received by the Fund at or prior to the Meeting or (iii) by attending the Meeting and voting in person. Merely attending the Meeting without voting, however, will not revoke a proxy previously given.

Investment Manager. Deutsche Investment Management Americas Inc., 345 Park Avenue, New York, New York 10154, serves as the Fund’s Advisor and manager pursuant to an investment management agreement.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR THE FUND’S NEXT ANNUAL MEETING

Shareholders wishing to submit proposals should send their written proposals to the Secretary of the Fund at the following address: One Beacon Street, Boston, MA 02108.

It is currently anticipated that the next annual meeting of shareholders will be held in September 2015.  Proposals of shareholders for inclusion in the Fund’s proxy statement for the 2015 annual meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must have been received by March 23, 2015.  The timely submission of a proposal, however, does not guarantee its inclusion under either rule.

The Fund has established advance notice requirements pursuant to its Amended and Restated By-Laws for the submission of shareholder proposals to be considered by shareholders at an annual meeting. Pursuant to the advance notice provisions of the Fund’s Amended and Restated By-Laws for nominations of individuals for election to the Board or other business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Fund and such other business must otherwise be a proper matter for action by the shareholders. To be timely for the 2015 annual meeting, a shareholder’s notice must have set forth all information required pursuant to the advance notice requirements and must have been delivered to the Secretary at the principal executive office of the Fund not earlier than February 23, 2015 nor later than 5:00 p.m., Eastern Time, on March 25, 2015. The timely submission of a proposal, however, does not guarantee that it will be considered at the applicable annual meeting.

The deadlines for submissions of shareholder proposals for the 2016 annual meeting of shareholders will be included in the Fund’s proxy statement for the 2015 annual meeting of shareholders.

OTHER MATTERS TO COME BEFORE THE MEETING

No Board Member is aware of any matters that will be presented for action at the Meeting other than the matter set forth herein. Should any other matters requiring a vote of shareholders arise, the proxy in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares as to any such other matters in accordance with their best judgment in the interest of the Fund.

IF YOU HAVE ANY QUESTIONS CONCERNING THIS PROXY STATEMENT OR THE PROCEDURES TO BE FOLLOWED TO EXECUTE AND TO DELIVER A PROXY CARD, PLEASE CONTACT GEORGESON INC. AT 866-785-7395.

SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND TO SIGN THE ENCLOSED PROXY CARD AND TO RETURN IT IN THE ENCLOSED ENVELOPE, OR TO FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD FOR VOTING BY TELEPHONE OR THROUGH THE INTERNET.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL SHAREHOLDER MEETING TO BE HELD ON JUNE 30, 2015:

The Notice of Meeting, Proxy Statement and Proxy Card are available at www.proxy-direct.com/dws-26730.

APPENDIX A

DEUTSCHE HIGH INCOME TRUST’S AVERAGE ANNUAL DISCOUNT

Year	Premium/(Discount)

1989	7.76%
1990	5.20%
1991	5.75%
1992	5.89%
1993	7.69%
1994	2.00%
1995	4.54%
1996	7.94%
1997	6.82%
1998	8.70%
1999	7.02%
2000	11.82%
2001	29.73%
2002	19.47%
2003	20.12%
2004	16.60%
2005	21.27%
2006	17.87%
2007	0.01%
2008	(11.03)%
2009	(7.69)%
2010	(1.55)%
2011	5.06%
2012	5.80%
2013	(3.92)%
2014	(9.36)%
As of March 31, 2015	(8.73)%

APPENDIX B

DIFFERENCES BETWEEN OPEN-END AND CLOSED-END INVESTMENT COMPANIES

1. Fluctuation of Capital. Closed-end investment companies generally do not redeem their outstanding shares or engage in the continuous sale of new securities, and thus operate with a relatively fixed capitalization. The shares of closed-end investment companies are normally bought and sold in the securities markets.

In contrast, open-end investment companies, commonly referred to as “mutual funds,” issue redeemable securities. The holders of these redeemable securities have the right to surrender them to the mutual fund and obtain in return their proportionate share of the value of the mutual fund’s net assets at the time of the redemption (less any redemption fee charged by the Fund or contingent deferred sales charge imposed by the Fund’s distributor). Most mutual funds also continuously issue new shares to investors at a price based upon their net asset value at the time of such issuance. Accordingly, an open-end fund may experience continuing inflows and outflows of cash, and may experience net sales or net redemptions of its shares during any particular period.

2. Redeemability of Shares; Discount and Premium. Open-end funds are required to redeem their shares at a price based upon their then current net asset value (except during periods when the New York Stock Exchange (“NYSE”) is closed or trading thereon is restricted, or when redemptions may otherwise be suspended in an emergency as permitted by the 1940 Act). The open-end fund structure thus precludes the possibility of the mutual fund’s shares trading at a discount from, or a premium, to, net asset value. The shares of closed-end funds, on the other hand, are bought and sold, in the securities markets at prevailing market prices, which may be equal to, less than, or more than net asset value.

3. Raising Capital; Cash Reserves. Closed-end investment companies may not issue new shares at a price below net asset value except in rights offerings to existing shareholders, in payment of distributions, and in certain other limited circumstances. Accordingly, the ability of closed-end funds to raise new capital is restricted, particularly at times when their shares are trading at a discount to net asset value. The shares of open-end investment companies, on the other hand, are usually offered on a continuous basis at net asset value, or at net asset value plus a sales charge.

Because closed-end investment companies are not required to meet redemptions, their cash reserves can be substantial or minimal, depending upon the investment manager’s investment strategy. Most open-end investment companies maintain cash reserves adequate to meet anticipated redemptions without prematurely liquidating their portfolio securities.  The maintenance of larger cash reserves required to operate prudently as an open-end investment company when net redemptions are anticipated may reduce an open-end investment company’s ability to achieve its investment objective.

4. Listing of Shares on Exchange. Closed-end funds typically list and trade their common shares on an exchange or other securities market such as the NYSE or NASDAQ. Open-end fund shares are not listed on an exchange or other securities market and continuously offer their shares.

5. Underwriting; Brokerage Commission or Sales Charges on Purchases and Sales. Open-end investment companies typically seek to sell new shares on a continuous basis in order to offset redemptions and avoid shrinkage in size. Shares of “load” open-end investment companies are normally offered and sold through a principal underwriter, which deducts a sales charge from the purchase price at the time of purchase or from the redemption proceeds at the time of redemption, or receives a distribution fee from the Fund, or both, to compensate it and securities dealers for sales and marketing services. Shares of “no-load” open-end investment companies are sold at net asset value, without a sales charge, with the fund’s investment advisor or an affiliate normally bearing the cost of sales and marketing from its own resources. Shares of closed-end investment companies, on the other hand, are bought and sold in secondary market transactions at prevailing market prices subject to the brokerage commissions charged by the broker-dealer firms executing such transactions.

6. Shareholder Services. Open-end investment companies typically provide more services to shareholders and incur correspondingly higher shareholder servicing expenses. One service that is generally offered by a family of open-end funds

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is enabling shareholders to exchange their investment from one fund into another fund that is part of the same family of open-end funds at little or no cost to the shareholders.

7. Leverage. Open-end investment companies are prohibited by the 1940 Act from issuing “senior securities” representing indebtedness (i.e. bonds, debentures, notes and other similar securities), other than indebtedness to banks when there is asset coverage of at least 300% for all borrowings, and may not issue preferred stock. Closed-end investment companies, on the other hand, are permitted to issue senior securities representing indebtedness when the 300% asset coverage test is met, may issue preferred stock subject to various limitations (including a 200% asset coverage test), and are not limited to borrowings from banks.

8. Annual Shareholders Meetings. Closed-end funds which are generally listed on an exchange or other securities market are generally required by the rules of the exchange or securities market to hold annual meetings of its shareholders. Typically, open-end funds are organized in state jurisdictions that do not require annual shareholder meetings and are only required to hold shareholder meetings for certain 1940 Act matters.

9. Redemption of Small Accounts. Open-end investment companies typically require minimum shareholder account sizes in order to reduce the administrative burdens and costs incurred in maintaining numerous small accounts. An open-end investment company may reserve the right to redeem all the shares of any shareholder whose account has a net asset value below a certain level (e.g., $500).

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EASY VOTING OPTIONS:

[BAR CODE GRAPHIC OMITTED)	VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours
[TELEPHONE GRAPHIC OMITTED)	VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours
[MAIL BOX GRAPHIC OMITTED)	VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope
[VOTING BOX OMITTED]	VOTE IN PERSON Attend Shareholder Meeting 345 Park Avenue New York, NY 10154 on June 30, 2015

Please detach at perforation before mailing.

DEUTSCHE HIGH INCOME TRUST (“KHI”) PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 30, 2015	PROXY CARD

The undersigned hereby appoints John Millette, Melinda Morrow and Caroline Pearson, in any capacity, with full power of substitution as proxy or proxies of the undersigned, to vote all shares of the above-referenced fund (the “Fund”) which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held June 30, 2015 at 3:00 p.m. (Eastern time), at 345 Park Avenue, New York, New York 10154, and at any adjournment(s) or postponement(s) thereof.

This proxy is solicited on behalf of the Board of Trustees of Deutsche High Income Trust.

ALL PROPERLY EXECUTED PROXIES WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE INDICATED ON A PROPERLY EXECUTED PROXY, THE PROXY WILL BE VOTED AGAINST THE PROPOSAL.

VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503

Note:  Joint owners should EACH sign.  Please sign EXACTLY as your name(s) appears on this proxy card.  When signing as an attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title as such.__________________________________________
Signature(s) (Title(s), if applicable)     __________________________________________ Date                                                      KHI_26730_050415

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ABOVE.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the
Shareholders Meeting to Be Held on June 30, 2015.
The Proxy Statement and Proxy Card for this meeting are available at:  www.proxy-direct.com/dws-26730

IF YOU VOTE ON THE INTERNET OR BY TELEPHONE,
YOU NEED NOT RETURN THIS PROXY CARD

Please detach at perforation before mailing.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE AGAINST THE PROPOSAL.

TO VOTE, MARK A BLOCK BELOW IN BLUE OR BLACK INK.  Example:  ■

VOTE THE PROPOSAL:

		FOR	AGAINST	ABSTAIN

1.	To approve converting the Fund from a closed-end investment company to an open-end investment company and authorizing certain related amendments to the Fund’s Amended and Restated Declaration of Trust.	☐	o	o

UNLESS VOTING BY TELEPHONE OR INTERNET, PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
NO POSTAGE REQUIRED.
KHI_26730_050415